January 18, 1995




Securities and Exchange Commission
Operations Center
Mail Stop 0-7
6432 General Green Way
Alexandria, VA  22312


          Re:  Kerr Group Inc.
               Amendment No. 24 to Schedule 13D
               CUSIP # 492376108

Gentlemen:

          Pursuant to Rule 902(g) of Regulation S-T, we enclosed an electronic filing of Amendment No. 24 to Schedule 13D to be filed on Kerr Group, Inc.


                                        Sincerely,



                                        J. Hamilton Crawford, Jr.
                                        Senior Vice President
                                        and General Counsel


Enclosure(s)
JHC/af